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                                                                   Exhibit 23.09



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Building One Services Corporation, of our report dated February 19, 1998, relating to the financial statements of Perimeter Maintenance Corporation which appears in Building One Services Corporation's Prospectus Supplement dated May 17, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                               /s/ Frazier & Deeter, LLC
                                               ---------------------------------
                                                   Frazier & Deeter, LLC


Atlanta, Georgia
June 25, 1999